CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Geroge Putnam Balanced Fund of our report dated September 16, 2024, relating to the financial statements and financial highlights, which appears in George Putnam Balanced Fund’s Annual Report on Form N-CSR for the year ended July 31, 2024. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 22, 2024